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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to (§) 240.14a-11(c) or (§) 240.14a-12
Horizon Organic Holding Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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HORIZON ORGANIC HOLDING CORPORATION
6311 Horizon Lane
Longmont, Colorado 80503

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2003

To the Stockholders of Horizon Organic Holding Corporation:

        Notice Is Hereby Given that the Annual Meeting of Stockholders of Horizon Organic Holding Corporation, a Delaware corporation (the "Company"), will be held on Tuesday May 13, 2003 at 9:30 a.m. local time at the Left Hand Grange No. 9, 197 2nd Street, Corner of 2nd and Franklin, Niwot, Colorado 80503, for the following purposes:

  1.
  To elect three directors to hold office until the 2006 Annual Meeting of Stockholders. The nominees are Clark R. Mandigo II, Richard L. Robinson and Michelle P. Goolsby.

  2.
  To ratify and approve the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2003.

  3.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The board or directors has fixed the close of business on March 14, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors
/s/ THOMAS P. BRIGGS Thomas P. Briggs Secretary

Longmont, Colorado
March 20, 2003

        All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting and cast your vote.

        Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

HORIZON ORGANIC HOLDING CORPORATION
6311 Horizon Lane
Longmont, Colorado 80503
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
May 13, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        We are soliciting the enclosed proxy on behalf of our board of directors for use at the Annual Meeting of Stockholders to be held on May 13, 2003, at 9:30 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Left Hand Grange No. 9, 197 2nd Street, Corner of 2nd and Franklin, Niwot, Colorado 80503. On or about April 4, 2003, we intend to mail this proxy statement and accompanying proxy card to all stockholders entitled to vote at the Annual Meeting.

Solicitation

        We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of common stock beneficially owned by others, to be forwarded to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers, or other regular employees. No additional compensation will be paid to directors, officers, or other regular employees for such services.

Voting Rights and Outstanding Shares

        Only holders of record of our common stock at the close of business on March 14, 2003 will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on March 14, 2003 we had 10,305,601 shares of common stock outstanding and entitled to vote. Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

        All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "VOTE WITHELD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be voted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.

Revocability of Proxies

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing a written notice of revocation or a duly executed proxy bearing a later date with our Secretary at our principal executive office, 6311 Horizon Lane, Longmont, Colorado 80503, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

        The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2004 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission and our Bylaws is December 5, 2003. Unless a stockholder who wishes to bring a matter before the stockholders at our 2004 annual meeting of stockholders notifies us of such matter prior to February 17, 2004, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

Proposal 1
Election of Directors

        Our Amended and Restated Certificate of Incorporation and Bylaws provide that our board of directors shall be divided into three classes, each class consisting of the directors assigned to such class in accordance with a resolution adopted by the board of directors, with each class having a three-year term. Vacancies on the board may be filled only by persons elected by a majority of the remaining directors. A director elected by the board to fill a vacancy (including a vacancy created by an increase in the board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified. We have ten board of directors' positions, nine of which are currently filled. Paul B. Repetto, a director in the class whose term of office expires in 2003, is not seeking re-election and the board of directors has adopted a resolution reducing the number of board of director positions to nine, by reducing the number of positions with terms expiring in 2006 to three, effective at the 2003 annual meeting of stockholders.

        Clark R. Mandigo II, Richard L. Robinson and Michelle P. Goolsby, the nominees for election to this current class, are all currently directors. Messrs. Mandigo and Robinson were elected by the Company's stockholders in July 1996. Ms. Goolsby was elected by the Company's stockholders in May 2000. If elected at the Annual Meeting, the nominees will serve until the 2006 annual meeting and until their successors are elected and have qualified, or until their earlier death, resignation or removal.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that the nominees should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominees as management may propose. The persons nominated for election have agreed to serve if elected, and management has no reason to believe that the nominees will be not be able to serve.

        Proxies cannot be voted for a greater number of persons than the number of nominees named below.

        Set forth below is biographical information for the each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

  Nominees for Election for a Three-Year Term Expiring at the 2006 Annual Meeting

        Clark R. Mandigo II has served as a director since July 1996. Mr. Mandigo is currently a restaurant operator with Papa John's franchises in Texas and Arizona. He currently serves as chairman of the Board for Lone Star Steakhouse & Saloon, Inc., a retail restaurant chain, where he is a member of the audit and compensation committee. Mr. Mandigo also serves as a Trustee for Accolade Funds, where he serves on the audit committee, and as a Trustee for U.S. Global Investors Funds, where he also serves on the audit committee. Mr. Mandigo received a Bachelors of Arts degree and a Juris Doctorate degree from the University of Kansas.

        Richard L. Robinson has served as a director since July 1996. Mr. Robinson has been the Co-Chief Executive Officer of Robinson Dairy, LLC, a subsidiary of Dean Foods Company, since 1999. Mr. Robinson was the Chairman and Chief Executive Officer of Robinson Dairy, Inc. from 1975 to July 1999. Mr. Robinson currently serves on the board of directors of U.S. Exploration, Inc. where he is a member of the audit committee. In addition, Mr. Robinson currently serves as a director for HCA Health One and is a member of the management committee for Consolidated Container Corp. From 1993 to 1999, Mr. Robinson served as a Director for US Bancorp where he was a member of the compensation and audit committees. From 1986 to 2000, Mr. Robinson served as a director of Asset Investors, Inc., where he served as a member of the audit committee. Mr. Robinson received a Bachelors degree from Colorado State University.

        Michelle P. Goolsby has served as a director since November 1999. Ms. Goolsby joined Dean Foods Company in July 1998 as Executive Vice-President, General Counsel and Secretary. In September 1999, she assumed the additional duties of Chief Administrative Officer. From September 1988 until July 1998, she held various positions with the law firm of Winstead Sechrest & Minick. Ms. Goolsby was elected to our board pursuant to Dean Foods Company's stockholder agreement with us under which Dean Foods Company is entitled to certain board representation. Ms. Goolsby received a Juris Doctorate degree and a Bachelors degree from the University of Texas.

The Board of Directors Recommends that You
Vote in Favor of The Named Nominees

  Directors Continuing in Office Until the 2005 Annual Meeting

        Charles "Chuck" F. Marcy joined us as President, Chief Operating Officer and Director in November 1999 and in January 2000 was appointed President and Chief Executive Officer. Mr. Marcy served as President and Chief Executive Officer of the Sealright Corporation, a manufacturer of dairy packaging and packaging systems from 1995 to 1998. From 1993 to 1995 Mr. Marcy was President of the Golden Grain Company, a subsidiary of Quaker Oats Company and maker of the Near East brand of all-natural, grain-based food products. From 1991 to 1993 Mr. Marcy was President of National Dairy Products Corp., the dairy division of Kraft General Foods. From 1974 to 1991 Mr. Marcy held various senior marketing and strategic planning roles with Sara Lee Corporation and Kraft General Foods, both food manufacturing and marketing companies. Mr. Marcy received his undergraduate degree in mathematics and economics from Washington and Jefferson College and a Masters of Business Administration degree, with a concentration in marketing and general management, from the Harvard Business School. He currently serves as a member of the board of directors of the International Dairy Foods Association, the Organic Trade Association and Community Food Share.

        G. Irwin Gordon has served as a director since July 1998. Mr. Gordon is the founder and managing partner of The Trion Group, a Dallas, Texas based consulting and interim management firm. Mr. Gordon held the position of President and Chief Executive Officer of Gruma Corporation, a food manufacturing and marketing company, from July 2000 to September 2001. Mr. Gordon served as President and Chief Operating Officer of Suiza Foods Corporation from February 1998 to October 1999. Mr. Gordon joined Suiza Foods Corporation in August 1997 as its Executive Vice President. Prior to joining Suiza Foods Corporation, Mr. Gordon served in various capacities for PepsiCo, Inc., most recently as Senior Vice President Global Branding for Frito Lay. Mr. Gordon received an Education degree from the University of British Columbia and a Management Certificate from Stanford University. Mr. Gordon currently serves on the board of directors of the Heska Corporation, where he serves as the chair of the audit committee and is a member of the governance committee.

  Directors Continuing in Office Until the 2004 Annual Meeting

        Thomas D. McCloskey, Jr. has served as a director since April 1994 and has served as our Chairman of the Board of Directors from May 1994 until November 1997 and again from May 1999 until the present. Mr. McCloskey has served as Chairman of Cornerstone Holdings, LLC (and predecessor corporation), an investment firm, since 1981. Mr. McCloskey received a Bachelors degree from the University of Notre Dame and a Masters of Business Administration from The Wharton School of the University of Pennsylvania.

        Kathryn A. Paul has served as a director since June 2001. Ms. Paul joined Delta Dental Plan of Colorado, a dental insurance benefits company, as President in August 2001. Prior to joining Delta Dental Plan of Colorado, Ms. Paul served as President, Western Operations of Kaiser Permanente, a national health care organization. Ms. Paul held various management positions with the Kaiser Permanente organization from 1978 to 2001. Ms. Paul received a Bachelors degree from the University of California, a Masters of Public Health degree from the University of California-Berkeley, and an Advanced Management Program certificate from Harvard University.

        Cynthia T. Jamison has served as a director since March 2002. Ms. Jamison has been a partner with Tatum CFO Partners, LLP, a financial consulting firm, since June 1999. Ms. Jamison currently serves as Chief Financial Officer for SurePayroll, Inc., as a partner of Tatum CFO Partners, LLP. While at Tatum CFO Partners, LLP, Ms. Jamison also served as Chief Financial Officer for CultureWorx, Inc., a software manufacturer, from August 2000 to February 2002 and ISCO International, a wireless network equipment manufacturer, from August 1999 to August 2000. Prior to joining Tatum CFO Partners, LLP, Ms. Jamison was the Chief Financial Officer for Chart House Enterprises, Inc., a publicly traded restaurant owner and operator, from June 1998 to April 1999. Ms. Jamison was also the Vice President of Finance for Allied Domecq Retailing USA, the owner of Baskin Robbins and Dunkin Donuts. Ms. Jamison received a Bachelors of Arts degree in economics from Duke University and a Masters of Business Administration from the University of Chicago. Ms. Jamison is also a Certified Public Accountant. She currently serves on the board of Directors of Tractor Supply Company, where she is chairwoman of the compensation committee and a member of the audit and nominating committees.

  Board Committees and Meetings

        During the fiscal year ended December 31, 2002, our board of directors held five meetings. The board currently has four standing committees, the audit committee, the compensation committee, the governance committee, and the executive committee (formerly the nominating committee). During the fiscal year ended December 31, 2002, all of our directors attended at least 75% of the meetings held by our board and the committees on which they served.

        The audit committee makes recommendations to our board regarding the engagement of our independent certified public accountants. It reviews our internal accounting procedures and monitors and reviews the scope and results of our annual audit. The audit committee also reviews our annual and quarterly reports that we file with the Securities and Exchange Commission. The audit committee is composed of three non-employee directors: Messrs. Gordon and Mandigo, and Ms. Jamison. During 2002, Mr. Robinson was also a member of the audit committee. Mr. Gordon is chairman of the audit committee. The audit committee met seven times during 2002.

        The compensation committee is responsible for providing guidance, direction, and periodic monitoring for all corporate compensation, benefit, perquisite, and employee equity programs. The compensation committee reviews and approves matters involving the following: the compensation, benefits, and perquisites for all corporate officers; all bonus plans, total bonus payments, and individual awards to all corporate officers; benefit plans, including profit sharing and pension programs; and employment agreements for all corporate officers. The compensation committee also reviews, approves and recommends to the board for their approval all grants all our stock option awards. The compensation committee is composed of three non-employee directors: Ms. Jamison, Ms. Paul and Mr. Mandigo. During 2002, Ms. Goolsby and Mr. Robinson were also members of the compensation committee. Mr. Mandigo is chairman of the compensation committee. It met four times during 2002.

        The governance committee is authorized to consider and make recommendations to the board concerning corporate governance issues and the composition and performance of the board and its committees. The governance committee will not consider nominees for director positions from stockholders. The governance committee is composed of Messrs. Gordon, McCloskey, Repetto and Robinson, Ms. Goolsby and Ms. Paul. During 2002, Messrs. Mandigo and Marcy were also members of the governance committee. Ms. Paul is currently the chairwoman of the governance committee. The governance committee met five times during 2002.

        The executive committee is authorized to do the following: grant stock options to employees and consultants of no more than a total of 30,000 options per year, which right shall not limit the authority of the compensation committee; adopt resolutions that are required in order to authorize the establishment of financial accounts for our company and to permit our company to incur indebtedness; authorize the hiring or termination of employees, other than the positions of chief executive officer and chief financial officer; and authorize capital expenditures of up to $500,000 in any one single transaction, but no more than two such transactions in any 12 month rolling period. The executive committee is composed of Messrs. McCloskey and Marcy. It met informally several times during 2002.

Proposal 2
Ratification of Selection of Independent Auditors

        The board has selected KPMG LLP as our certified public accountants for the fiscal year ending December 31, 2003 and has further directed that management submit the selection of KPMG LLP as our independent auditors for ratification by the stockholders at the Annual Meeting. The audit committee has also recommended the selection of KPMG LLP as our independent auditors. KPMG LLP has audited our financial statements since December 28, 1996. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

  Audit Fees

        KPMG LLP billed us an aggregate of $290,087 for professional services rendered in connection with the audit of our consolidated financial statements as of and for the year ended December 31, 2002 included in our annual report on Form 10-K. KPMG also reviewed the condensed consolidated financial statements included in our quarterly reports on Forms 10-Q as of and for the three months ended March 31, 2002, as of and for the three and six months ended June 30, 2002 and as of and for the three and nine months ended September 30, 2002.

  Financial Information Systems Design and Implementation Fees

        KPMG LLP did not bill us any fees for professional services, or provided such services, in connection with designing and implementing financial information systems for the year ended December 31, 2002.

  All Other Fees

        KPMG billed us an aggregate of $128,986 in fees for professional services rendered for services other than those set forth above under the headings Audit Fees and Financial Information Systems Design and Implementation Fees for the year ended December 31, 2002. These fees were primarily related to tax consultation and preparation.

        Stockholder ratification of the selection of KPMG LLP as our independent auditors is not required by our Bylaws or otherwise. However, the board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee and the board will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee and the board, in their discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our and our stockholders' best interests.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors Recommends that
You Vote in Favor of Proposal 2

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 3, 2003 by:

  •
  Each of our directors and executive officers;

  •
  Each person who is known to us to beneficially own more than five percent of the outstanding shares of our common stock; and

  •
  All of our directors and executive officers as a group.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent Beneficially Owned
Dean Foods Company 2515 McKinney Avenue, Suite 1200 Dallas, Texas 75201	1,338,000	12.98%
Michelle P. Goolsby(3) c/o Dean Foods Company 2515 McKinney Avenue, Suite 1200 Dallas, Texas 75201	1,342,245	13.03%
Thomas D. McCloskey, Jr.(4) 132 Main Street Aspen, Colorado 81611	1,122,913	10.90%
John Hancock Financial Services, Inc.(5) Post Office Box 111 Boston, Massachusetts 02117	606,000	5.88%
McCloskey 1998 GRAT 132 Main Street Aspen, Colorado 81611	547,449	5.31%
Paul B. Repetto(6)	353,771	3.43%
Charles F. Marcy(7)	312,489	3.03%
Clark R. Mandigo(8)	100,641	**
Kevin R. O'Rell(9)	66,424	**
Richard L. Robinson(10)	64,342	**
Don J. Gaidano(11)	59,472	**
Thomas P. Briggs(12)	33,675	**
G. Irwin Gordon(13)	16,919	**
Stephen J. Jacobson(14)	15,235	**
John M. Haydock(15)	7,605	**
Kathryn A. Paul(16)	3,175	**
Cynthia T. Jamison(17)	2,997	**
Susan L. Morse	—	**
Anthony J. Zolezzi	—	**
All executive officers and directors as a group (16 persons)(18)	3,501,903	33.98%

**
Less than one percent

Applicable percentage ownership is based on 10,305,101 shares of common stock outstanding as of March 3, 2003.

(1)
Unless otherwise set forth, all addresses are c/o Horizon Organic Holding Corporation, 6311 Horizon Lane, Longmont, Colorado 80503.

(2)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Share amounts include stock options exercisable within 60 days of March 1, 2003. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission.

(3)
Goolsby: Includes 3,000 shares subject to stock options exercisable within 60 days of March 1, 2003 and 1,338,000 shares held by Dean Foods Company. Ms. Goolsby is the Executive Vice President, General Counsel and Chief Administrative Officer of Dean Foods Company and disclaims any beneficial ownership of the shares held by Dean Foods Company.

(4)
McCloskey: Includes 547,449 shares held by the McCloskey 1998 GRAT, of which Mr. McCloskey's children are the beneficiaries; 219,600 shares held by the McCloskey Trust, of which Mr. McCloskey is a trustee; and an aggregate of 13,200 shares held in trusts by each of his four children (collectively, the "Trust Shares"); 155,280 shares held by McCloskey Ventures LLC, of which Mr. McCloskey is a manager (the "LLC Shares"); 107,718 shares held by the McCloskey 2002 GRAT; 80,901 shares held in the McCloskey Family Charitable Trust; and 115 shares held by the Thomas D. McCloskey and Bonnie P. McCloskey Revocable Trust of 1994. Mr. McCloskey disclaims any beneficial interest in the Trust Shares and the LLC shares, except to the extent of his pecuniary interest in the LLC shares arising from his role therein. Also includes 23,250 shares subject to stock options exercisable within 60 days of March 1, 2002.

(5)
Based on a Schedule 13G filing as of February 06, 2003.

(6)
Repetto: Includes 1,980 shares held by his spouse and 22,000 shares subject to stock options exercisable within 60 days of March 1, 2003.

(7)
Marcy: Includes 262,500 shares subject to stock options exercisable within 60 days of March 1, 2003.

(8)
Mandigo: Includes 56,730 shares held jointly with his spouse, an aggregate of 23,236 shares held in trust for his four children and 8,250 shares subject to stock options exercisable within 60 days of March 1, 2003.

(9)
O'Rell: Includes 30,000 shares subject to stock options exercisable within 60 days of March 1, 2003.

(10)
Robinson: Includes 9,000 shares subject to stock options exercisable within 60 days of March 1, 2003.

(11)
Gaidano: Includes 30,500 shares subject to stock options exercisable within 60 days of March 1, 2003.

(12)
Briggs: Includes 27,500 shares subject to stock options exercisable within 60 days of March 1, 2003.

(13)
Gordon: Includes 8,250 shares subject to stock options exercisable within 60 days of March 1, 2003.

(14)
Jacobson: Includes 15,000 shares subject to stock options exercisable within 60 days of March 1, 2003.

(15)
Haydock: Includes 7,500 shares subject to stock options exercisable within 60 days of March 1, 2003.

(16)
Paul: Includes 2,500 shares subject to stock options exercisable within 60 days of March 1, 2003.

(17)
Jamison: Includes 2,500 shares subject to stock options exercisable within 60 days of March 1, 2003.

(18)
Includes 500,230 shares subject to stock options exercisable within 60 days of March 1, 2003. See Notes 3 and 4 and 6 through 17 above.

  Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2002, our directors, officers, and greater than ten percent beneficial owners were in compliance with all Section 16(a) filing requirements applicable to them, except as follows: A Form 3 for the initial grant of stock options for Susan L. Morse, Vice President Human Resources, was inadvertently filed late.

MANAGEMENT

  Executive Officers, Directors and Key Employees

        Our executive officers, directors and key employees are as follows:

Name	Age	Position
Charles F. Marcy(4)	52	President, Chief Executive Officer, and Director
Thomas P. Briggs	54	Senior Vice President, Finance and Administration, Chief Financial Officer and Secretary
Don J. Gaidano	54	Vice President, Managing Director UK Operations
John M. Haydock	45	Vice President Sales and Marketing
Stephen J. Jacobson	59	Vice President Operations
Susan L. Morse	56	Vice President Human Resources
Kevin R. O'Rell	51	Vice President Research and Development/Quality Assurance
Anthony J. Zolezzi	49	Vice President Corporate Development
Thomas D. McCloskey, Jr.(3)(4)	56	Chairman of the Board of Directors
Paul B. Repetto(3)	66	Director
G. Irwin Gordon(1) (3)	52	Director
Clark R. Mandigo, II(1) (2)	59	Director
Richard L. Robinson(3)	73	Director
Michelle P. Goolsby(3)	45	Director
Kathryn A. Paul(2) (3)	56	Director
Cynthia T. Jamison(1) (2)	43	Director

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Governance Committee

(4)
Member of the Executive Committee

        Thomas P. Briggs joined us as Vice President, Finance and Administration, Chief Financial Officer, and Assistant Secretary in June 2000. He has served as our Senior Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Assistant Secretary since January 2001. He became the Secretary in 2002. Mr. Briggs has over 12 years experience in the dairy foods industry and 30 years experience in finance. From 1990 through 2000, Mr. Briggs served as Vice President of Finance for Leprino Foods Company, the world's largest manufacturer of mozzarella cheese and one of the largest companies in the U.S. dairy industry. Mr. Briggs has both national accounting firm and public company experience. He began his career in 1969 with Price Waterhouse and in the late 1980s was a senior manager with Deloitte & Touche. He holds an inactive CPA license in Colorado. Mr. Briggs holds a Bachelors of Arts degree in accounting from Duke University and a Juris Doctorate degree from Georgetown University Law Center.

        Don J. Gaidano has served as our Vice President, Managing Director in the UK Operations since May 2002. From February 2001 to May 2002, he served as our Managing Director. From June 200 to January 2001, he served as our Vice President, Finance in the UK. Prior to that he served as our Vice President, Finance & Administration, Chief Financial Officer, Treasurer and Secretary from May 1997 to June 2000. From April 1994 until April 1997, Mr. Gaidano worked as a private financial consultant for food manufacturers and distributors. Mr. Gaidano received a Bachelors of Science degree from the University of Santa Clara and is a Certified Public Accountant.

        John M. Haydock has served as our Vice President Sales since June 2001, and Vice President Sales and Marketing since November 2002. Prior to joining us, he served as Vice President, Sales for Vlasic Foods International, a food manufacturing and marketing company. From 1994 to 1998 he served in various sales and marketing roles for Good Humor-Breyers, a national dairy products processing, marketing and distribution company, including National Sales Director and Director of Grocery Sales. Prior to joining Good Humor-Breyers, Mr. Haydock served in various sales roles for Kraft General Foods. Mr. Haydock has over fourteen years experience in dairy industry sales positions. Mr. Haydock earned a Bachelors degree in marketing from Indiana University and a Masters of Business Administration degree from Keller Graduate School.

        Stephen J. Jacobson joined us as Director of Operations in January 2000. He has served as Vice President Operations since December 2000. From 1997 to 2000, Mr. Jacobson served as Director of Finance and Budgeting for Recycling Industries, Inc., a scrap metal company. From 1995 to 1997 he served as Regional Distribution Director for Meadow Gold Dairies, a national milk processing, marketing and distribution company. From 1993 to 1995 he served as a consultant with the Denver Management Group, consultants for the dairy and beverage industry. From 1988 to 1993 Mr. Jacobson served as Product Manager for Advanced Energy Industries, a power-conversion supply manufacturer. Mr. Jacobson received a Bachelors of Arts degree in Finance and Economics from Hofstra University.

        Susan L. Morse has served as Vice President Human Resources since October 2002. Ms. Morse has 22 years experience in human resources. From 1999 to 2002, Ms. Morse was Vice President of Human Resources with MessageMedia, an e-mail marketing services company, in Louisville, Colorado. From 1993 to 1997 Ms. Morse was Vice President of Human Resources at Neodata Service Inc., a direct marketing services company, and upon that company's acquisition by EDS, a information technology and services company, held the same position from 1997 to 1999. Ms. Morse holds a Bachelor of Arts in Psychology from the University of Minnesota. She is on the Board of Directors for Community FoodShare in Boulder and served as the chairman from 2000 to 2002.

        Kevin O'Rell has served as Vice President Research and Development/Quality Assurance since May 1999. From 1987 to 1999, Mr. O'Rell was president of Brotech, a food and dairy consulting firm. Prior to 1987 Mr. O'Rell held various technical positions at Beatrice Foods, and Crest Foods, consumer food product manufacturers. From 1982 to 1986 he served as Director of Research and Development for the Dannon Company. In April 2002 Mr. O'Rell was appointed to the National Organic Standards Board for a five-year term by the U.S. Secretary of Agriculture, Ann Veneman. Mr. O'Rell received his Bachelors degree in food science from the University of Illinois.

        Anthony J. Zolezzi joined us as Vice President Corporate Development in June 2002. From January 2002 to June 2002, Mr. Zolezzi was in charge of our Business Development program on a consulting basis. From May 1999 to May 2002, Mr. Zolezzi served as President and CEO of The New Organics Company, a prepared organic foods company. From January 1995 to May 1999 Mr. Zolezzi was the President and CEO of Zolezzi Foods, LLC, a food product consulting firm, and EcoTerra Development LLC, an earth friendly agricultural brand for retail supermarkets. From 1991 to 1995 Mr. Zolezzi held various interim executive positions with Meridian Products, a seafood products company, Galetti Brother's Foods, a food processing company, and Bunzl Foodservice Distribution, a food distribution company. From 1986 to 1991 Mr. Zolezzi was the President and CEO of Pacific Basic

Foods, a food service distribution company for multi-unit restaurant operators which he founded. From 1976 to 1986 Mr. Zolezzi held various positions with Ralston Purina Company. Mr. Zolezzi received a Bachelors degree from Loyola University. Mr. Zolezzi currently serves on the board of directors for The New Organics Company, Agri Business Development and Eco Terra Development, LLC. Mr. Zolezzi is also the co-author of "Chemical Free Kids", a children's health and nutrition book.

        See "Proposal 1—Election of Directors" for Mr. Marcy's biography.

        Officers are elected by the board of directors and serve at the discretion of the board. There are no family relationships among any of our directors or officers.

EXECUTIVE COMPENSATION

  Directors Compensation

        As of January 1, 2003, each non-employee director receives $1,500 for each board meeting they attend and $1,000 for each committee meeting they attend. In addition, the chairperson of the audit committee receives $2,500 for each committee meeting he or she attends. The chairperson of the compensation committee receives $2,000 for each committee meeting he or she attends. The governance committee chairperson receives $2,000 for each committee meeting he or she attends. These fees are paid in grants of shares of our common stock. The number of shares granted is calculated by dividing the fee amount by the closing per-share price of our common stock as reported on the Nasdaq National Market on the date of such meeting. Directors are also reimbursed for certain expenses in connection with attendance at board and committee meetings. We also pay Mr. McCloskey, our chairman, quarterly payments of $6,250 as compensation for additional time he spends in relation to us. Mr. McCloskey is also reimbursed for his expenses incurred relating to these activities. In the fiscal year ended December 31, 2002, we paid our non-employee directors a total of $38,000. In July 2002, in connection with the resignation of Mark A. Retzloff from our board, we agreed to accelerate the vesting of certain of his non-qualified options. As a result, we recognized an expense of $52,000.

        In addition, each year we grant each non-employee director a stock option to purchase 6,000 shares of our common stock. These options are granted pursuant to our 1998 Equity Incentive Plan and are granted at each annual meeting of stockholders. The exercise price for these options is the closing per-share price of our common stock as reported on the Nasdaq National Market on the date of such annual meeting. Additionally, each non-employee director receives a stock option to purchase 4,000 shares of our common stock on the date such director is elected to our board. The exercise price for these options is the closing per-share price of our common stock as reported on the Nasdaq National Market, on the date the individual becomes a director. These options vest over a period of five years, with 25% vesting upon the first anniversary of the grant date and the remainder vesting in three equal installments each year thereafter. Additionally, such options granted before 2002 expire five years from the grant date. Those issued in 2002 and going forward expire ten years from the grant date.

        In the fiscal year ended December 31, 2002, we granted options to Messrs. Gordon, Mandigo, McCloskey, Repetto and Robinson and Ms. Goolsby, Ms. Jamison and Ms. Paul 6,000 shares each of our common stock at an exercise price of $17.79 per share. We also granted to Ms. Jamison an option for 10,000 shares at an exercise price of $14.50 per share.

        During 2002, Messrs. Mandigo, McCloskey, Repetto, and Robinson exercised options under the Plan. The following table identifies the number of shares acquired and the net value realized for each stock option exercised during 2002 by these four individuals. Market price is based on the closing price of our common stock on the dates of exercise as reported on the Nasdaq National Market.

Name	Date	Shares Acquired on Exercise	Option Price	Market Price	Net Value Realized
Clark R. Mandigo	5/28/02	3,000	$4.85	$16.70	$35,550
Thomas D. McCloskey, Jr.	2/28/02	3,000	$4.85	$15.55	$32,100
Thomas D. McCloskey, Jr.	12/3/02	3,000	$6.50	$16.64	$30,420
Paul B. Repetto	4/3/02	10,000	$4.85	$17.11	$122,600
Richard L. Robinson	5/2/02	3,000	$4.85	$15.32	$31,410

Compensation of Executive Officers

        The following table shows the compensation paid to or earned by our Chief Executive Officer and our other four most highly compensated executive officers for the fiscal years ended December 31, 2002, 2001, and 2000:

Summary Compensation Table

	Annual Compensation								Long Term Compensation
Name and Position	Fiscal Year	Salary		Bonus		All Other Annual			Securities Underlying Options (#)	All Other Compensation
Charles F. Marcy, President and Chief Executive Officer	2002 2001 2000	$ $ $	322,500 300,913 274,521	$ $ $	149,350 132,402 54,208	$ $ $	23,156 20,747 10,828	(3) (4) (5)	90,000 80,000 50,000	$ $ $	0 55,875 48,151	(18) (19)
Thomas P. Briggs, Senior Vice President, Finance & Administration, Chief Financial Officer and Secretary(1)	2002 2001 2000	$ $ $	177,501 166,225 83,088	$ $ $	57,155 45,027 12,776	$ $ $	20,708 16,399 6,592	(6) (7) (8)	30,000 20,000 20,000	$ $ $	0 30,000 0	(20)
Don J. Gaidano, Vice President, Managing Director, UK	2002 2001 2000	$ $ $	151,274 134,878 147,173	$ $ $	49,154 59,410 39,215	$ $ $	63,787 71,183 24,851	(9) (10) (11)	25,000 7,500 10,000	$ $ $	3,420 6,561 23,768	(21) (22) (23)
Kevin R. O'Rell, Vice President Research & Development/Quality Assurance	2002 2001 2000	$ $ $	151,750 141,040 128,677	$ $ $	44,114 38,292 21,156	$ $ $	19,172 16,441 7,456	(12) (13) (14)	20,000 15,000 5,000	$ $ $	0 0 0
Stephen J. Jacobson, Vice President Operations(2)	2002 2001 2000	$ $ $	145,500 129,731 76,269	$ $ $	39,241 30,980 7,040	$ $ $	15,272 9,549 1,541	(15) (16) (17)	20,000 10,000 10,000	$ $ $	0 0 0

(1)
Mr. Briggs joined us in June 2000.

(2)
Mr. Jacobson joined us in May 2000.

(3)
Includes medical benefits of $11,867 and matching contribution made by us to the 401(k) Plan of $5,800

(4)
Includes medical benefits of $10,422 and matching contribution made by us to the 401(k) Plan of $5,250

(5)
Includes health and welfare benefits of $6,808, matching contribution made by us to the 401(k) Plan of $4,413 and life insurance of $2,811

(6)
Includes medical benefits of $11,867

(7)
Includes medical benefits of $10,422

(8)
Includes health and welfare benefits of $3,712 and life insurance of $2,401

(9)
Includes foreign service premium of $37,645

(10)
Includes foreign service premium of $44,828

(11)
Includes foreign service premium of $13,462 and health and welfare benefits of $8,865

(12)
Includes medical benefits of $11,867

(13)
Includes medical benefits of $10,422

(14)
Includes health and welfare benefits of $8,070 and matching contribution made by us to the 401(k) Plan of $2,878

(15)
Includes medical benefits of $8,161

(16)
Includes medical benefits of $3,642 and matching contribution made by us to the 401(k) Plan of $2,702

(17)
Includes matching contribution made by us to the 401(k) Plan of $1,291

(18)
Relocation benefits of $55,875

(19)
Relocation benefits of $48,151

(20)
Relocation benefits of $30,000

(21)
Relocation benefits of $3,420

(22)
Relocation benefits of $6,561

(23)
Relocation benefits of $23,768

STOCK OPTION GRANTS AND EXERCISES

        We grant options to our executive officers under the 1998 Equity Incentive Plan. As of December 31, 2002, there were granted options to purchase a total of 1,277,663 shares under the 1998 Equity Incentive Plan and options to purchase a total of 724,440 shares remaining available for grants.

        The following table sets forth for the named executive officers certain information regarding options granted to them for the fiscal year ended December 31, 2002:

Option Grants in Fiscal 2002

					Potential Realizable Value At Assumed Annual Rates of Stock price Appreciation for Option Terms(3)
	Number of Shares Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year(2)
Name			Exercise Price (Per Share)	Expiration Date
					5%	10%
Charles F. Marcy	90,000	16.79%	$14.50	1/30/12	$2,231,993	$3,723,317
Thomas P. Briggs	30,000	5.60%	$14.50	1/30/12	$743,998	$1,241,106
Don J. Gaidano	25,000	4.66%	$14.50	1/30/12	$619,998	$1,034,255
Stephen J. Jacobson	20,000	3.73%	$14.50	1/30/12	$495,998	$827,404
Kevin R. O'Rell	20,000	3.73%	$14.50	1/30/12	$495,998	$827,404

(1)
25% of the options vest and will become exercisable upon the first anniversary of the grant date and will become exercisable as to the remainder of the grant in three equal annual installments thereafter.

(2)
Based on total options to purchase 536,000 shares of common stock granted in 2002.

(3)
The potential realizable value is calculated assuming the fair market value of common stock on the date of the grant as determined by the board appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised at the exercise price and the common stock received therefore is sold on the last day of the term of the option for the appreciated price. The 5% and 10% rates of appreciation are mandated by the rules of the Securities and Exchange Commission ("SEC") and do not represent our estimate or projection of future increases in the price of our common stock.

  Aggregated Option Exercises in Fiscal 2002 and Fiscal Year End Option Values

        The following table identifies the number of shares acquired and value realized for each stock option exercised by the named executive officers during 2002. In addition, this table identifies the number and value of unexercised options for the named executive officers at the end of 2002.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at 12/31/02 Exercisable/Unexercisable (#)(1)	Value of Unexercised In-the-Money Options at 12/31/01 Exercisable/Unexercisable ($)(2)
Charles F. Marcy	—	—	262,500/157,500	2,170,650/971,950
Thomas P. Briggs	—	—	27,500/42,500	187,075/212,425
Don J. Gaidano	30,000	316,250	30,500/30,000	132,625/122,800
Stephen J. Jacobson	—	—	15,000/25,000	108,925/125,825
Kevin R. O'Rell	—	—	30,000/30,000	145,550/130,850

(1)
Includes both "in-the-money" and "out-of-the-money" options. "In-the-money" options are options with exercise prices below the market price of our common stock as of December 31, 2002.

(2)
Based on the fair market value of our common stock as of December 31, 2002 of $16.19 per share, minus the per share exercise price of "in-the-money" unexercised options, multiplied by the number of shares represented by such options.

Securities Authorized for Issuance under Equity Compensation Plans

        The following table identifies the number of securities to be issued upon the exercise of outstanding options under all of the Company's equity compensation plans; the weighted-average exercise price of the outstanding options under such equity compensation plans; and the number of securities remaining available for future issuance under such equity compensation plans.

Equity Compensation Plan Information

Plan Category	Number of securities to be issue upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,277,663	$10.84	724,440
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	1,277,663	$10.84	724,440

EMPLOYMENT AGREEMENTS

        We have entered into employment agreements with the following named executive officers:

  •
  Charles F. Marcy

  •
  Thomas P. Briggs

  •
  Don J. Gaidano

  •
  Stephen J. Jacobson

  •
  Kevin R. O'Rell

        Messrs. Marcy, Briggs, Gaidano, Jacobson, and O'Rell's employment agreements provide that they are eligible for the following benefits:

  •
  Incentive bonus in Mr. Marcy's case of up to 110% of his base salary, in the case of Mr. Briggs up to 70%, and in the cases of Messrs. Jacobson, and O'Rell up to 60% of each of their base salaries

  •
  26 days paid time off

  •
  Participation in any employee benefit plans that are available to our other employees and payment of the premiums or costs incurred by the executive officer associated with participation in such employee benefit plans

  •
  Life insurance

  •
  Disability insurance

  •
  Reimbursement of reasonable business expenses

        Messrs. Marcy, Briggs, Gaidano, Jacobson and O'Rell's employment agreements provide that if they were terminated without cause or as a result of a change in the control of our company, we would be obligated to pay them their base salaries for a period of 24 months from the date of termination in Mr. Marcy's case and 12 months in the case of Messrs. Briggs, Gaidano, Jacobson, and O'Rell. This severance pay would require that they execute a release and an agreement not to compete with us in the organic products industry for the period of time that we pay them their base salaries.

REPORT OF THE COMPENSATION COMMITTEE1

        The compensation committee is responsible for providing guidance, direction, and periodic monitoring for all corporate compensation, benefit, perquisite, and employee equity programs. The compensation committee specifically reviews and approves the following matters within the following limitations:

  a)
  compensation, benefit, and perquisites for all corporate officers, except a corporate officer only holding the office of secretary;

  b)
  all bonus plans, total bonus payments, and individual awards to all corporate officers;

  c)
  benefit plans including profit sharing and pension programs;

  d)
  perquisite programs and perquisites for corporate officers;

  e)
  employment agreements for all corporate officers; and

  f)
  option grants under the 1998 Equity Incentive Plan.

Base Salary

        The compensation committee annually reviews each executive officer's base salary. When reviewing base salaries, the compensation committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge, and competitive pay practices.

Bonuses

        In 2002, our Chief Executive Officer and our four other highest paid executive officers earned bonuses in amounts ranging from $39,241 to $149,350. The bonuses were paid out in 2003. Such bonuses were based on the extent to which the corporate and certain personal goals were achieved. The bonuses represented approximately 27% to 46% of such officer's base salary.

Stock-Based Incentive Compensation

        We adopted the 1998 Equity Incentive Plan in order to provide equity based performance incentives to our employees. The Plan authorizes us to award our officers and other employees incentive stock options and nonqualified stock options to purchase our common stock. The purpose of the Plan is to attract, retain and motivate officers and employees. Stock options may be exercised at a purchase price as determined by the compensation committee, provided that:

  •
  The exercise price per share under the Plan must be at least 100% of the fair market value on the date of grant for incentive stock options and at least 85% of the fair market value on the date of grant for nonqualified stock options.

  •
  Incentive stock options to employees who beneficially own 10% or more of our outstanding shares may be granted at an exercise price per share of at least 110% of fair market value.

1
Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act that might incorporate future filings by reference, including this Proxy Statement, in whole or in part, the following Report of the compensation committee and the Performance Graph shall not be incorporated by reference into any such filings, and shall not be deemed soliciting material under the Securities Act or the Exchange Act.

        The grants are designed to align the interests of the optionee with those of our stockholders and provide each individual with a significant incentive to manage our company from the perspective of an owner with an equity stake in the business. Moreover, the long-term vesting schedule of four years encourages optionees to attain a long-term commitment. The size of the option grant to each optionee is set at a level that the compensation committee deems appropriate in light of competitive pay practices to create a meaningful opportunity for stock ownership based upon the individual's current position, but also takes into account the individual's potential for future responsibility and promotion over the option vesting period, and the individual's performance in recent periods. The compensation committee periodically reviews the number of shares owned by or subject to options held by, each executive officer, and additional awards are considered based upon past performance of the executive officer.

Chief Executive Officer Compensation

        For the fiscal year ended December 31, 2002, Charles F. Marcy, our President and Chief Executive Officer received total cash payments of $322,500 in salary and earned $149,350 as a bonus. Mr. Marcy's base salary was set at an annual rate of $250,000 in 1999 for services rendered by Mr. Marcy as our President and Chief Operating Officer. That base salary was increased to an annual rate of $275,000 at the time Mr. Marcy became our President and Chief Executive Officer. His current salary is set at $321,300 per year. Mr. Marcy's salary is based largely on review of publicly available information about salaries of executives with similar responsibilities in companies of comparable size in our industry, his responsibilities within our company, and the subjective evaluation of his overall performance and contribution to our company.

Limitation on Deduction of Compensation Paid to Certain Executive Officers

        Section 162(m) of the Internal Revenue Code limits our ability to deduct, for federal income tax purposes, no more than $1 million of compensation paid to certain named executive officers in any one taxable year.

        Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Internal Revenue Code. The statute containing this law and the applicable proposed Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the compensation committee believes that at the present time it is quite unlikely that the compensation paid to any named executive officer in a taxable year that is subject to the deduction limit will exceed $1 million. Therefore, the compensation committee has not yet established a policy for determining which forms of incentive compensation awarded to our named executive officers shall be designed to qualify as "performance-based compensation." The compensation committee intends to continue to evaluate the effects of the statute and any final Treasury regulations and to comply with Section 162(m) of the Internal Revenue Code in the future to the extent consistent with our best interests.

Conclusion

        The compensation committee believes that our compensation programs and the administration of those programs well serve our stockholders' interests. These programs allow us to attract, retain and motivate exceptional management talent and to compensate executives in a manner that reflects their contributions to both our short and long-term performance. We intend to continue to emphasize programs that we believe will positively affect stockholder value.

Compensation Committee Interlocks and Insider Participation

        None of the members of the compensation committee have served as our executive officers. See "Certain Relationships and Related Transactions" for a description of certain transactions with these board members. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board or compensation committee.

Members of the Compensation Committee

        The compensation committee is composed of three non-employee directors elected by the board: Ms. Jamison, Ms. Paul and Mr. Mandigo. During 2002, Ms. Goolsby and Mr. Robinson were also members of the compensation committee.

PERFORMANCE MEASUREMENT COMPARISON

        The following graph shows the total stockholder return on our common stock from July 2, 1998, the date we became a public company, until December 31, 2002, for (i) our common stock, (ii) a peer group selected by management that we intend to use in this and future proxy statements, consisting of the following five companies: Hain Celestial Group, Inc. formerly known as Hain Food Group, Gaiam, Inc., United Natural Foods, Inc., Whole Foods Market, Inc., and Wild Oats Markets, Inc., (iii) the NASDAQ Stock Market index, and (iv) the Russell 2000 Equity Index. The graph assumes the investment of $100 in our common stock and in each of the indexes on July 2, 1998 and reinvestment of all dividends, if any. The initial public offering price of our common stock was $11.00 per share.

        For comparison purposes, the total return over the period of July 2, 1998 to December 31, 2002 of a $100 investment in our stock was $147.18 compared to $120.98 for the peer group, $70.51 for the NASDAQ Stock Market Index, and $83.59 for the Russell 2000 Equity Index.

Horizon Organic Holding Corporation Price Performance vs. Comparables and Indices
07/02/98 - 12/31/02

AUDIT COMMITTEE AND REPORT2

        We have adopted a written Audit Committee Charter, a copy of which was filed as Appendix A to our 2001 Proxy Statement. The members of the audit committee are independent directors as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

        The purposes of our audit committee are set forth in the Audit Committee Charter. The purposes include assisting the board of directors in its oversight of our financial reporting process and internal controls, our financial statements and the selection of our independent auditors. Management, however, is responsible for the preparation, presentation and integrity of our financial statements, and the independent auditors are responsible for planning and carrying out proper audits and reviews. Our company intends to amend its Audit Committee Charter, if necessary, to comply with any final rules or regulations promulgated by the SEC or the Nasdaq Stock Market in response to the mandates of the Sarbanes-Oxley Act of 2002. Since the recent passage of the Sarbanes-Oxley Act of 2002 (the Act), the audit committee has become responsible for approval of all non-audit services provided by our auditor.

        The audit committee reports as follows:

  a)
  The audit committee has reviewed and discussed the audited financial statements with management;

  b)
  The audit committee has discussed with the independent auditors the quality, and not just the acceptability under generally accepted accounting principles, of the accounting principles applied by us, and such other matters brought to the attention of the audit committee by the independent auditors required to be discussed pursuant to SAS 61;

  c)
  The audit committee has received the written disclosures and the letter from the independent accountant required by Independence Standards Board Standard No. 1 and has discussed with the independent accountant the independent accountant's independence;

  d)
  Based on the review and discussions referred to above and subject to the limitations on the responsibilities and roles of the audit committee set forth in the Audit Committee Charter and those discussed above, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K and the selection of KPMG LLP as our independent auditors; and

  e)
  The audit committee has considered the services provided by KPMG LLP relating to all other fees described in Proposal 2 and believes the services provided are compatible with maintaining KPMG LLP's independence.

        The audit committee is composed of three non-employee directors: Mr. Gordon, Mr. Mandigo and Ms. Jamison. During 2002, Mr. Robinson was also a member of the audit committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Indemnity Agreements

        We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party to by reason of his position as our director, officer or other agent, and otherwise to the full extent permitted under Delaware law and our Bylaws.

2
Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act that might incorporate future filings by reference, including this Proxy Statement, in whole or in part, the following Report of the audit committee shall not be incorporated by reference into any such filings, and shall not be deemed soliciting material under the Securities Act or the Exchange Act.

  Dean Foods Company Agreements

        Dean Foods Company, a leading manufacturer and distributor of fresh milk and related dairy products, is one of our major shareholders. In 1998, we entered into arrangements with Dean Foods Company's predecessor, Suiza Foods Corporation, including processing and distribution agreements with certain of its subsidiaries. Our relationship includes five-year processing and distribution agreements with three of its subsidiaries:

  •
  Model Dairy, a fluid milk processor located in Reno, Nevada, which currently processes organic fluid milk for us.

  •
  Robinson Dairy, a fluid milk processor located in Colorado, which currently processes organic milk for us.

  •
  Garelick Farms, a fluid milk processor and distributor with several locations in the northeastern United States, which does not currently process any of our products.

        The processing and distribution agreement with Model Dairy provides that Model Dairy will distribute all of our organic fluid milk products that are available for sale in its territory. We also process our products at two other Dean Foods subsidiaries without written agreements. Those processors are Morningstar Foods, a fluid milk processor located in Gustine, California and Cultured Specialties, a dairy processor located in Fullerton and Tulare, California. We paid Dean Foods Company (including its predecessor) and its subsidiaries a total of $18,697,000, $13,928,000, and $7,822,000 in 2002, 2001, and 2000, respectively. In addition, one of our directors, Richard Robinson, is the Co-Chief Executive Officer of Robinson Dairy LLC and another one of our directors, Michelle Goolsby, is the Chief Administrative Officer for Dean Foods Company.

        We believe that the terms of all of the foregoing transactions are fair and are as favorable to us as we could have obtained from unaffiliated third parties in arms' length negotiations. All future transactions with affiliates will be subject to the approval by our disinterested directors and will be on terms believed by such directors to be as favorable to us as would be available from unaffiliated third parties.

  Director Resignation

        In connection with the resignation of Mark A. Retzloff as a director effective July 29, 2002, we entered into an agreement with Mr. Retzloff pursuant to which each of us released the other from any claim and we agreed to accelerate the vesting of stock options held by Mr. Retzloff as follows: 2,000 shares with an exercise price of $17.25 per share; 10,000 shares with an exercise price of $9.50 per share; 6,000 shares with an exercise price of $17.79 per share; and 4,500 shares with an exercise price of $7.00 per share. These options would have terminated absent this agreement. We incurred an expense of $52,000 with respect to this agreement because the closing price of our stock on July 29, 2002 was $12.29 per share.

OTHER MATTERS

        The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ THOMAS P. BRIGGS Thomas P. Briggs Secretary

March 20, 2003

        A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2002 is available without charge upon written request to: Secretary, Horizon Organic Holding Corporation, 6311 Horizon Lane, Longmont, Colorado 80503. Additionally we make available free of charge and through our internet website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our internet address is horizonorganic.com.

HORIZON ORGANIC HOLDING CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
May 13, 2003
9:30 a.m. MST
Left Hand Grange No. 9
197 2nd Street
Niwot, Colorado 80503

Horizon Organic Holding Corporation
6311 Horizon Lane, Longmont, Colorado 80503	PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 13, 2003.

The shares of stock that you hold in your account on March 14, 2003 will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Charles F. Marcy and Thomas P. Briggs, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters that may come before the Annual Meeting and all adjournments.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted in favor of the proposals.

See reverse for voting instructions

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.
To elect three Directors to hold office until the 2006 Annual Meeting of Stockholders and until their successors are elected.

          01 Clark R. Mandigo II

          02 Richard L. Robinson

          03 Michelle P. Goolsby

/ / Vote FOR all nominees (except as marked)	/ / Vote WITHHELD from all nominees listed

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the space provided to the right).

2.
To ratify and approve the appointment of KPMG LLP independent auditors of the Company for its fiscal year ending December 31, 2003.

/ / FOR	/ / AGAINST	/ / ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address change?	Dated:	, 2003
Mark Box / / Indicate changes below:
Please sign above. Please sign exactly as your name(s) appear on the Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations or other entities should provide full name of entity and the title of the authorized officer signing the proxy.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
Proposal 1 Election of Directors
Proposal 2 Ratification of Selection of Independent Auditors
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT
EXECUTIVE COMPENSATION
STOCK OPTION GRANTS AND EXERCISES
EMPLOYMENT AGREEMENTS
REPORT OF THE COMPENSATION COMMITTEE1
PERFORMANCE MEASUREMENT COMPARISON
AUDIT COMMITTEE AND REPORT2
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS